EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-53507, 333-95577 and 333-90606) and on Form S-8
(No. 333-90035 and 333-36359) of Silverstar Holdings, Ltd (formerly Leisureplanet Holdings, Ltd) of our report dated September 6, 2002, relating to the consolidated financial statements for the years ended June 30, 2002 and 2001, which appears in this Form 10-K.

                            RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida
September 26, 2002